Exhibit 4.1

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of September 7, 2016 by and among Revlon Consumer Products Corporation (the “Company”), each of the Guarantors listed on the signature pages hereto (the “Supplemental Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, Revlon Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture dated as of August 4, 2016 (the “Initial Indenture” as supplemented by this Supplemental Indenture, the “Indenture”) relating to the Escrow Issuer’s 6.250% Senior Notes due 2024 (the “Securities”);

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into the Company, with the Company being the surviving Person of such merger and the Escrow Issuer ceasing to exist (the “Merger”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.           ASSUMPTION OF OBLIGATIONS. Effective upon consummation of the Merger, the Company, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Escrow Issuer under the Indenture and the Securities.  The Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities to which Escrow Issuer was theretofore bound, and, as the Surviving Entity, shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Securities, and the Escrow Issuer is relieved of all of its obligations and duties under the Indenture and the Securities.

2.           AGREEMENT TO GUARANTEE. Each Supplemental Guarantor hereby agrees, jointly and severally with all other Supplemental Guarantors, and fully and unconditionally, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.           NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Supplemental Guarantor, as such, shall have any liability for any obligations of the Company or any Supplemental Guarantor under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

4.           NEW YORK LAW TO GOVERN. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the state and federal courts located in New York, New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

5.           COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.           EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

7.           THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Supplemental Guarantors and the Company.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy General Counsel and Secretary

ALMAY, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

BARI COSMETICS, LTD.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

CHARLES REVSON INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

NORTH AMERICA REVSALE INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

OPP PRODUCTS, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

REVLON DEVELOPMENT CORP.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

REVLON GOVERNMENT SALES, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

REVLON INTERNATIONAL CORPORATION

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

REVLON PROFESSIONAL HOLDING COMPANY LLC

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

RIROS CORPORATION

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

RIROS GROUP INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

SINFULCOLORS INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

REALISTIC ROUX PROFESSIONAL PRODUCTS INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

BEAUTYGE U.S.A., INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

ROUX LABORATORIES, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ART & SCIENCE, LTD.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

BEAUTYGE BRANDS USA, INC

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

CREATIVE NAIL DESIGN, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ROUX PROPERTIES JACKSONVILLE, LLC

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

ELIZABETH ARDEN, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

DF ENTERPRISES, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ELIZABETH ARDEN (FINANCING), INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ELIZABETH ARDEN TRAVEL RETAIL, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

FD MANAGEMENT, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

RDEN MANAGEMENT, INC.

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ELIZABETH ARDEN INVESTMENTS, LLC

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ELIZABETH ARDEN NM, LLC

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

ELIZABETH ARDEN USC, LLC

/s/ Michael T. Sheehan
Name: Michael T. Sheehan
Title: Vice President and Secretary

[Signature Page to Supplemental Indenture]

THE TRUSTEE:

U.S. Bank National Association

By:	/s/ Rick Prokosch
	Name:	Rick Prokosch
	Title:	Vice President

[Signature Page to Supplemental Indenture]